Exhibit 99.1

Contact:	US Airways Dan Cravens 480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS AUGUST TRAFFIC

TEMPE, Ariz. Sept. 2, 2010 — US Airways Group, Inc. (NYSE: LCC) today announced August and year-to-date 2010 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.5 billion, up 0.6 percent versus August 2009. Mainline capacity was 6.5 billion available seat miles (ASMs), up 1.2 percent versus August 2009. Mainline passenger load factor was 85.2 percent for the month of August, down 0.5 points versus August 2009.

US Airways President Scott Kirby said, “Our August consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 15 percent versus the same period last year while total revenue per available seat mile also increased approximately 15 percent on a year-over-year basis.

“In addition, we would like to thank our 31,000 team members for doing an exceptional job of taking care of our customers during the busy summer travel season. As a result of their hard work, US Airways posted back-to-back first place finishes in both on-time performance and customer satisfaction among the top five network carriers as measured by the U.S. Department of Transportation (DOT) for May and June. We look forward to maintaining this momentum as we head into the fall.”

For the month, US Airways’ preliminary on-time performance as reported to the DOT was 85.0 percent with a completion factor of 99.2 percent.

The following summarizes US Airways Group’s traffic results for the month and year-to-date ended August 31, 2010 and 2009, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
AUGUST

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	3,918,315	3,950,770	(0.8)
Atlantic	1,173,523	1,208,596	(2.9)
Latin	440,429	338,021	30.3

Total Mainline Revenue Passenger Miles	5,532,267	5,497,387	0.6

Mainline Available Seat Miles (000)
Domestic	4,585,241	4,581,590	0.1
Atlantic	1,389,579	1,435,871	(3.2)
Latin	516,838	397,989	29.9

Total Mainline Available Seat Miles	6,491,658	6,415,450	1.2

Mainline Load Factor (%)
Domestic	85.5	86.2	(0.7	)pts
Atlantic	84.5	84.2	0.3	pts
Latin	85.2	84.9	0.3	pts

Total Mainline Load Factor	85.2	85.7	(0.5	)pts

Mainline Enplanements
Domestic	4,015,507	3,949,221	1.7
Atlantic	281,034	304,134	(7.6)
Latin	327,991	277,871	18.0

Total Mainline Enplanements	4,624,532	4,531,226	2.1
YEAR TO DATE

	2010	2009	% Change

Mainline Revenue Passenger Miles (000)
Domestic	29,375,446	30,388,659	(3.3)
Atlantic	6,688,202	6,396,262	4.6
Latin	3,769,163	3,201,409	17.7

Total Mainline Revenue Passenger Miles	39,832,811	39,986,330	(0.4)

Mainline Available Seat Miles (000)
Domestic	35,115,018	35,953,918	(2.3)
Atlantic	8,263,135	8,213,284	0.6
Latin	4,806,437	4,082,272	17.7

Total Mainline Available Seat Miles	48,184,590	48,249,474	(0.1)

Mainline Load Factor (%)
Domestic	83.7	84.5	(0.8	)pts
Atlantic	80.9	77.9	3.0	pts
Latin	78.4	78.4	—	pts

Total Mainline Load Factor	82.7	82.9	(0.2	)pts

Mainline Enplanements
Domestic	30,190,239	30,833,261	(2.1)
Atlantic	1,643,467	1,633,802	0.6
Latin	2,821,826	2,583,905	9.2

Total Mainline Enplanements	34,655,532	35,050,968	(1.1)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
AUGUST

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	202,988	192,725	5.3

Express Available Seat Miles (000)
Domestic	278,988	276,252	1.0

Express Load Factor (%)
Domestic	72.8	69.8	3.0	pts

Express Enplanements
Domestic	721,003	715,417	0.8
YEAR TO DATE

	2010	2009	% Change

Express Revenue Passenger Miles (000)
Domestic	1,427,800	1,425,073	0.2

Express Available Seat Miles (000)
Domestic	2,043,830	2,111,314	(3.2)

Express Load Factor (%)
Domestic	69.9	67.5	2.4	pts

Express Enplanements
Domestic	5,186,834	5,273,589	(1.6)
Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
AUGUST

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,121,303	4,143,495	(0.5)
Atlantic	1,173,523	1,208,596	(2.9)
Latin	440,429	338,021	30.3

Total Consolidated Revenue Passenger Miles	5,735,255	5,690,112	0.8

Consolidated Available Seat Miles (000)
Domestic	4,864,229	4,857,842	0.1
Atlantic	1,389,579	1,435,871	(3.2)
Latin	516,838	397,989	29.9

Total Consolidated Available Seat Miles	6,770,646	6,691,702	1.2

Consolidated Load Factor (%)
Domestic	84.7	85.3	(0.6	)pts
Atlantic	84.5	84.2	0.3	pts
Latin	85.2	84.9	0.3	pts

Total Consolidated Load Factor	84.7	85.0	(0.3	)pts

Consolidated Enplanements
Domestic	4,736,510	4,664,638	1.5
Atlantic	281,034	304,134	(7.6)
Latin	327,991	277,871	18.0

Total Consolidated Enplanements	5,345,535	5,246,643	1.9
YEAR TO DATE

	2010	2009	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	30,803,246	31,813,732	(3.2)
Atlantic	6,688,202	6,396,262	4.6
Latin	3,769,163	3,201,409	17.7

Total Consolidated Revenue Passenger Miles	41,260,611	41,411,403	(0.4)

Consolidated Available Seat Miles (000)
Domestic	37,158,848	38,065,232	(2.4)
Atlantic	8,263,135	8,213,284	0.6
Latin	4,806,437	4,082,272	17.7

Total Consolidated Available Seat Miles	50,228,420	50,360,788	(0.3)

Consolidated Load Factor (%)
Domestic	82.9	83.6	(0.7	)pts
Atlantic	80.9	77.9	3.0	pts
Latin	78.4	78.4	—	pts

Total Consolidated Load Factor	82.1	82.2	(0.1	)pts

Consolidated Enplanements
Domestic	35,377,073	36,106,850	(2.0)
Atlantic	1,643,467	1,633,802	0.6
Latin	2,821,826	2,583,905	9.2

Total Consolidated Enplanements	39,842,366	40,324,557	(1.2)
Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of August:

•	Named one of the 50 best companies for Latinas to work for in the United States by LATINA Style magazine in its LATINA Style 50 Report for 2010. US Airways was the only airline included among the top 50 companies.

•	Announced new service to seven cities from New York’s LaGuardia Airport. New service includes Asheville, N.C., Hartford, Conn., Columbia, S.C., Greenville-Spartanburg, S.C., Washington, D.C. (Dulles), Lexington, Ky., and Harrisburg, Pa. In addition to the seven new markets, three additional cities are seeing an increase in roundtrips to LaGuardia, including Charleston, S.C., Columbus, Ohio, and Syracuse, N.Y. The new and expanded service begins Oct. 31 and will be operated by US Airways Express partners Air Wisconsin, Chautauqua Airlines, Piedmont Airlines, PSA Airlines and Republic Airways.

•	Launched FastPathSM – an expedited airport experience for customers traveling between Boston and Philadelphia. FastPath features dedicated facilities for curbside check-in and bag drop, ticket counter check-in, security checkpoint lanes, departure gates and baggage claim carousels.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 31,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,700 daily flights to 1,077 airports in 175 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements

Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended June 30, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

-LCC-